MUTUAL RESCISSION AND RELEASE AGREEMENT

This MUTUAL RESCISSION AND RELEASE AGREEMENT (“Agreement”) is entered into as of February 24, 2020 (the “Effective Date”), by and between BIOETHICS, LTD., a Nevada corporation (“BEI”); and FIRST FEDERAL MANAGEMENT GROUP, INC., a Utah corporation (“FFMG”). In this Agreement, FFMG is sometimes referred to as the “Rescinding Shareholder.”

RECITALS

WHEREAS, on December 5, 2019 (the “Closing Date”), BEI and FFMG entered into and consummated the transactions contemplated by that certain Contribution and Subscription Agreement dated December 5, 2019 (the “Contribution Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meaning given to such terms in the Contribution Agreement). The Contribution Agreement and its schedule(s) are attached as Exhibit A to this Agreement;

WHEREAS, pursuant to the Contribution Agreement, FFMG contributed, assigned and transferred to BEI by various instruments certain assets consisting substantially of real property and contractual rights pertaining to the purchase and sale of real property located in various locations in Utah;

WHEREAS, legal descriptions for the parcels conveyed by FFMG to BEI in fee simple are disclosed on Schedule 1 to the Contribution Agreement, which schedule also identifies the various contractual rights pertaining to the acquisition or sale of real property conveyed or otherwise transferred pursuant to the Contribution Agreement, which real property and contractual rights transferred to BEI by FFMG are referred to herein as the “Contributed Assets”;

WHEREAS, Pursuant to the Contribution Agreement, FFMG contributed, assigned and transferred to BEI the Contributed Assets in exchange for the issuance to FFMG of 220,000,000 shares of common stock of BEI (the “220,000,000 BEI Shares”), representing 95.2% of the issued and outstanding shares of BEI (the “Contribution Consideration”), which contribution, assignment and transfer in exchange for the issuance of the Contribution Consideration is referred to herein as the “Transaction”; and

WHEREAS, certain disagreements have arisen between FFMG and the other shareholders of BEI with respect to the value of the Contributed Assets, the management of BEI and the development and future disposition of the Contributed Assets and, in consequence of such disagreements, FFMG and BEI have mutually agreed to cancel and rescind the Transaction and the Contribution Agreement in their entirety pursuant to the terms more specifically set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BEI and FFMG agree as follows:

AGREEMENT

ARTICLE I

MUTUAL RESCISSION & DELIVERIES

1.1.Mutual Rescission. As of the Effective Date, the Contribution Agreement, the Transaction and all agreements entered into by and between FFMG and BEI in connection therewith are hereby retroactively cancelled, rescinded and terminated in their entirety as of the Closing Date and are of no further force or effect as if each of the same had never been executed and delivered, and each of the parties to this Agreement will be restored to the position it was in immediately before the execution of the Contribution Agreement, all as more specifically set forth below (collectively, the “Rescission”).

1.2Conveyances.  In furtherance of the Rescission, FFMG and BEI agree to accomplish and deliver, each as applicable, the following on the Effective Date:

1.2.1FFMG Delivery of 220,000,000 BEI Shares. Promptly upon execution of this Agreement, FFMG and BEI shall cause Colonial Stock Transfer Corp. (the “Transfer Agent”), as transfer agent for the 220,000,000 BEI Shares, to transfer the 220,000,000 BEI Shares from FFMG to BEI in book entry form.

1.2.2BEI Conveyance of the Rescission Assets.  BEI shall deliver to FFMG each of the following (collectively, the “Rescission Assets”), pursuant to the instruments identified below fully executed and notarized where required:

(a)The Eagle Mountain/Fairfield Property, as identified in the Contribution Agreement, which shall be re-conveyed by a Special Warranty Deed for the Eagle Mountain/Fairfield Property in the form of the Special Warranty Deed executed in connection with the Transaction;

(b) The Kamas Property, as identified in the Contribution Agreement, which shall be re-conveyed by a Special Warranty Deed for the Kamas Property in the form of the Special Warranty Deed executed in connection with the Transaction;

(c)The Cummings Contract, Green Haven Assignment, the Geneva Note, the Green Haven Note and the Green Haven Deed of Trust, all as defined below, which shall be assigned by BEI to FFMG by Assignment Agreement in the form attached hereto as Exhibit B (the “Assignment Agreement”), duly executed by BEI and pursuant to which BEI shall assign to FFMG and FFMG shall assume from BEI, all of BEI’s right, title and interest in and to the following:

(i)the Real Estate Purchase Contract for Land, having an Offer Reference Date of August 14, 2019, between Assignor, as Buyer, and D. LaVell Cummings, as Seller, pertaining to the purchase and sale of approximately 160 acres of land (Parcel No. 59-019-004 and 59-019-005) for Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00) (the “Cummings Contract”);

(ii)the Agreement Regarding Assignment and Assumption of Real Estate Contract, by and between Atlanta Income & Asset Group, Inc. and Green Haven Homes, LLC, dated May 30, 2019 (the “Green Haven Assignment”);

(iii)that certain Promissory Note dated as of the Closing Date made by Geneva Family Assets, LLC,  a Utah limited liability company, in favor of Atlanta Income & Asset Group, Inc.  (the “Geneva Note”); and

(iv)that certain Promissory Note (the “Green Haven Note”) and Deed of Trust (the “Green Haven Deed of Trust”) executed by Green Haven Homes, LLC (“Green Haven”), in connection with the sale of the real property located Nibley, Utah (the “Nibley Property”), contributed to BEI in connection with the Transaction and subsequently sold by BEI pursuant to that certain Real Estate Purchase and Sale Agreement, by and between Atlanta Income & Asset Group, Inc. and Green Haven, dated May 28, 2019, as amended prior to the date hereof (the “Green Haven Agreement”).

(d)Copies of the Geneva Note and Green Haven Note, duly endorsed by BEI in favor of FFMG (BEI not being in possession of the originals).

1.2.3Resignation of FFMG Officers and Directors.  If they have not already done so, the following officers shall submit resignations to the board of directors of BEI: Keven Walgamott, Paul Simms and Joshua Turnbow.  If they have not already done so, the following directors shall submit resignations to the directors and shareholders of BEI: Keven Walgamott, Paul Simms, Joshua Turnbow and Duane Richins.  The parties hereto also acknowledge and agree that any document executed by FFMG removing Mark Scharmann or Elliott Taylor from any officer or director position at BEI or appointing Lawrence Schroeder to any officer or director position at BEI, shall, in each case, be deemed void ab initio.

1.3.No Encumbrances. Each of the parties to this Agreement represents and warrants to the other that he/she/it has not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, or by operation of law, any matters released and/or transferred pursuant to this Agreement or any portion of it, or any interest in the Contribution Agreement, the 220,000,000 BEI Shares, the Rescission Assets or any agreements entered into in connection therewith. The parties each further represent and warrant that none of the Rescission Assets or the 220,000,000 BEI Shares are subject to any lien, claim, charge, encumbrance, pledge, security interest or claim of others, except with respect to the Eagle Mountain/Fairfield Property, which the parties acknowledge is subject to Harris Deed of Trust recorded against such property.

1.4 Covenant to Cooperate with Audit if Necessary. FFMG hereby covenants and agrees to use commercially reasonable efforts to cooperate with BEI and provide BEI any necessary documentation, records and/or information to assist BEI in any filing or disclosure matter required by the Securities and Exchange Commission or Federal/State law. BEI hereby covenants and agrees to use commercially reasonable efforts to cooperate with FFMG and provide FFMG any necessary documentation and/or records and/or information to assist FFMG in any filing or disclosure matter required by the Securities and Exchange Commission or Federal/State law.

1.5Other Filings. Each party shall mutually cooperate and file any documents deemed reasonably necessary to be filed with the Transfer Agent and/or the Nevada Secretary of State in connection with this Agreement and the transaction contemplated hereby.

ARTICLE II

RECIPROCAL RELEASES

2.1 Release by FFMG Releasing Parties.  FFMG, together with its respective shareholders, members, officers, directors, employees, agents, trustees, beneficiaries and any other party claiming by, through or under the foregoing, including, specifically, without limitation Atlanta Income & Management Group, Inc., Joseph E. Simmons (a/k/a J. Simmons), Keven Walgamott, Paul Simms and Joshua Turnbow (all of the foregoing are collectively referred to as the “FFMG Releasing Parties”), collectively and individually, hereby release, acquit and forever discharge BEI, its parents, subsidiaries and affiliated entities, the members, successors and assigns of the foregoing, and their respective officers, directors, employees, insurance carriers, attorneys, accountants and agents, including, without limitation, Mark A. Scharmann and Elliott N. Taylor (all of the foregoing are collectively referred to as the “BEI Released Parties”) from any and all claims, liens, liabilities, obligations in general, debts, demands, suits, actions, causes of action, judgments, attorneys’ fees, expenses, and rights of subrogation or indemnification, of any kind or nature whatsoever, in law or equity, past or present, whether known or unknown, latent or patent that the FFMG Releasing Parties and each of them have or may claim to have against the BEI Released Parties and each of them as of the date of this Agreement is executed by all of the parties hereto, for:  (a) for all claims arising out of or related in any way to the Contribution Agreement, the Transaction and the Rescission, together with all written or oral modifications, amendments, extensions or other agreements related to the business conducted pursuant thereto, including any purported management, consulting or other advisory agreements; (b) all claims for attorneys’ fees, costs and interest in connection with the Transaction and the transactions contemplated hereby; (c) except as required hereby, all claims that arise out of or relate to any actions or failure to act, or statements made or the failure to make statements, of any of the BEI Released Parties through the date this Agreement with respect to the Transaction or the transactions contemplated hereby; (d) all claims or liabilities arising as a result of any taxes imposed on

FFMG or the FFMG Releasing Parties by any governmental authority in connection with the Rescission, the Rescission Assets and the transactions contemplated hereby; and (e) all claims or liabilities arising as a result of any fines, penalties or judgments imposed or levied on FFMG or the FFMG Releasing Parties by any governmental authority, including any State or Federal securities law authority, in connection with the Rescission, the Rescission Assets and the transactions contemplated hereby.  The FFMG Releasing Parties and each of them hereby acknowledge and agree that they have relinquished all right, title and interest in and to the 220,000,000 BEI Shares, the Rescission Assets and any and all real and personal property owned by BEI other than the Contributed Assets. Nothing in this paragraph is intended to nor shall it release or waive in any way any right or obligation of the parties hereto under this Agreement.

2.2Release by BEI Releasing Parties.  BEI, together with its respective shareholders, members, officers, directors, employees, agents, trustees, beneficiaries and any other party claiming by, through or under the foregoing, including specifically, without limitation  Mark A. Scharmann and Elliott N. Taylor (all of the foregoing are collectively referred to as the “BEI Releasing Parties”), collectively and individually, hereby release, acquit and forever discharge FFMG, its parents, subsidiaries and affiliated entities, the members, successors and assigns of the foregoing, and their respective officers, directors, employees, insurance carriers, attorneys, accountants and agents, including, without limitation, Atlanta Income & Asset Group, Inc., Joseph E. Simmons (a/k/a J. Simmons), Keven Walgamott, Lawrence Schroeder, Joshua Turnbow and Paul Simms (all of the foregoing are collectively referred to as the “FFMG Released Parties”) from any and all claims, liens, liabilities, obligations in general, debts, demands, suits, actions, causes of action, judgments, attorneys’ fees, expenses, and rights of subrogation or indemnification, of any kind or nature whatsoever, in law or equity, past or present, whether known or unknown, latent or patent that the BEI Releasing Parties and each of them have or may claim to have against the FFMG Released Parties and each of them as of the date of this Agreement is executed by all of the parties hereto, for:  (a) for all claims arising out of or related in any way to the Contribution Agreement, the Transaction and the Rescission, together with all written or oral modifications, amendments, extensions or other agreements related to the business conducted pursuant thereto, including any purported management, consulting or other advisory agreements; (b) all claims for attorneys’ fees, costs and interest in connection with the Transaction and the transactions contemplated hereby; (c) except as required hereby, all claims that arise out of or relate to any actions or failure to act, or statements made or the failure to make statements, of any of the FFMG Released Parties through the date this Agreement with respect to the Transaction or the transactions contemplated hereby; (d) all claims or liabilities arising as a result of any taxes imposed on BEI or the BEI Releasing Parties by any governmental authority in connection with the Rescission and the transactions contemplated hereby; and (e) all claims or liabilities arising as a result of any fines, penalties or judgments imposed or levied on BEI or the BEI Releasing Parties by any governmental authority, including any State or Federal securities law authority, in connection with the Rescission, the Rescission Assets and the transactions contemplated hereby.  The BEI Releasing Parties and each of them hereby acknowledge and agree that they have relinquished all right, title and interest in and to the Contributed Assets and any and all real and personal property owned by FFMG, together with any and all development agreements and other entitlements appurtenant to such real property or approved in connection with such real property. Nothing in this paragraph is intended to nor shall it release or waive in any way any right or obligation of the parties hereto under this Agreement.

ARTICLE III

GENERAL PROVISIONS

3.1.Authority. Each party has the authority to enter into, execute and deliver this Agreement and any other instruments and agreements required to be executed and delivered pursuant to this Agreement and to consummate the transactions contemplated herein. This Agreement is a valid and binding obligation of each party, enforceable in accordance with its terms.

3.2Survival. The representations and warranties made by the parties hereto in this Agreement, and their respective obligations to be performed under the terms hereof at, prior to or after the Closing hereunder, shall not expire with, or be terminated or extinguished by, such Closing, notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

3.3.Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

3.4.Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by him or it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

3.5.Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

3.6.Entire Agreement; Waivers. This Agreement and the exhibits hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties, and this Agreement supersedes in their entirety any and all prior verbal or written agreements pertaining to the subject matter hereof, including, without limitation, any letter of intent. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

3.7.Third Parties. Except for the provisions of Section 3.13 herein, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor, except for the provisions of Section 3.13 herein, is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

3.8.Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

3.9.Attorneys’ Fees. In the event that any legal proceeding is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees whether or not the action or proceeding proceeds to final judgment.

3.10.Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, excluding that body of law relating to conflict of laws. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby knowingly and voluntarily waives and relinquishes any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement. Any lawsuits related to this Agreement shall be litigated exclusively in the State of Utah Third District Court in and for Salt Lake City.

3.11.Acknowledgments and Assent.  The parties, and each of them, acknowledge that to have been given sufficient time to consider the terms and conditions of this Agreement; and have been advised to consult with an attorney prior to signing this Agreement and has in fact consulted with counsel of his own choosing prior to executing this Agreement.  The parties, and each of them, agree to have read this Agreement and understand the content herein, and freely and voluntarily assents to all of the terms herein.

3.12.Release of Scrivener. Notwithstanding any law to the contrary, ambiguities in this Agreement or in any other document executed and delivered in connection herewith shall not be resolved against any party due to the drafting thereof by one party or the other. The parties are relying on independent counsel of their choosing to advise them regarding the rights and obligations created by this Agreement.

3.13. Counterparts. This Agreement may be executed electronically in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Mutual Rescission and Release Agreement effective on the day and year first indicated above.

BIOETHICS, LTD.

/s/ Mark Scharmann_________________________________

Signature

Mark Scharmann

Printed Name

President and CEO__________________________________

Title

February 22, 2020

Date signed

FIRST FEDERAL MANAGEMENT GROUP, INC.

/s/ J Simmons_________________________________

Signature

J Simmons

Printed Name

Chairman __________________________________

Title

February 21, 2020

Date signed

[Signature page to Rescission and Release Agreement]

The following affiliates of each of the parties to this Agreement acknowledge and agree to be bound by the terms set forth in this Agreement as set forth herein:

BEI Affiliates: /s/ Mark Scharmann	FFMG Affiliates:
_______________________ Mark Scharmann /s/ Elliott Taylor	/s/ J Simmons _______________________ J Simmons /s/ Keven Walgamott
_______________________ Elliott Taylor	_______________________ Keven Walgamott /s/ Paul Simms
_______________________ Paul Simms Atlanta Income & Asset Group, Inc., /s/ J Simmons By: J Simmons, President

[Signature page to Rescission and Release Agreement]

EXHIBIT A

Contribution Agreement

EXHIBIT B

Form of Assignment Agreement